Exhibit 5.8

CONSENT OF TIMOTHY J. CAREW

February 7, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re: Lithium Americas Corp. (the “Company”)

Registration Statement on Form F-10 dated February 7, 2018 (the “Registration Statement”)

I, Timothy J. Carew, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the “Technical Report”):

•	Technical Report titled “Independent Technical Report for the Lithium Nevada Property, Nevada, USA”, dated June 2, 2016, effective May 31, 2016, as amended on December 15, 2017.

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Timothy J. Carew
Timothy J. Carew